                                                 EX-99.B(j)mmmconsent

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration
Statement No. 333-45994 of Waddell & Reed Advisors Municipal Money Market
Fund, Inc. on Form N-1A of our report dated November 30, 2000, appearing in the Statement of Additional Information, which is part of such Registration
Statement.

/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
November 30, 2000